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                                   EXHIBIT 5

             [LETTERHEAD OF TROY & GOULD PROFESSIONAL CORPORATION]


                                December 2, 1998


NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California 92008

     Re:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of NTN Communications, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 452,200 issued and outstanding shares of Common Stock of the Company (the "Issued Shares") and an aggregate of up 7,185,558 shares of Common Stock of the Company (the "Underlying Shares") issuable for to become issuable upon the exercise or conversion of certain outstanding warrants and convertible notes of the Company, or in payment of interest on such convertible notes, as described in the Registration Statement. The Issued Shares and the Underlying Shares (collectively, the "Shares") are to be offered for resale by certain selling securityholders as described therein. Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

     We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the issuance, or authorization for issuance, of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon the foregoing, it is our opinion that (i) the Issued Shares have been duly and validly authorized and issued, are fully paid and nonassessable and (ii) the Underlying Shares have been duly and validly authorized and, when issued as provided in the warrants and convertible notes relating thereto, will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus made part thereof, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                   Very truly yours,



                                    /s/ TROY & GOULD
                                    ----------------------------
                                        Troy & Gould
                                        Professional Corporation